PRESS

RELEASE

SMARTKEM, INC. APPOINTS NIGEL PRUE AS CHIEF ACCOUNTING OFFICER

Manchester, England – September 8, 2022 – SmartKem, Inc. (OTCQB: SMTK), a company seeking to reshape the world of electronics with a revolutionary semiconductor platform that enables a new generation of displays, sensors and logic, has today announced the new appointment of Nigel Prue as Chief Accounting Officer.

Nigel has extensive experience implementing SOX compliance procedures and prior to joining SmartKem in 2021 worked as Director of Finance at Global Eagle Entertainment Inc, a publicly traded company on NASDAQ in the media & telecoms industry, for six years. He was also a divisional finance director at construction companies Balfour Beatty Construction and Kier May Gurney. His early career includes public practice with PwC and controllership roles at AT&T. Nigel is a Fellow of the Institute of Chartered Accounts of England and Wales (ICAEW).

SmartKem CEO & Chairman, Ian Jenks, comments: “Nigel has been a member of the senior leadership team at SmartKem for some time now, and we’re delighted to welcome him into his new role of Chief Accounting Officer.”

SmartKem’s OTCQB information can be found on the OTC Markets website: www.otcmarkets.com/stock/SMTK/overview

About SmartKem

SmartKem is seeking to reshape the world of electronics with a revolutionary semiconductor platform that enables a new generation of displays, sensors and logic. SmartKem’s patented TRUFLEX® inks are solution deposited at a low temperature, on low-cost substrates to make organic thin-film transistor (OTFT) circuits. The company’s semiconductor platform can be used in a number of applications including mini-LED displays, AMOLED displays, fingerprint sensors and integrated logic circuits. SmartKem develops its materials at its research and development facility in Manchester, UK, and its semiconductor manufacturing process at the Centre for Process Innovation (CPI) at Sedgefield, UK. The company has an extensive IP portfolio including over 160 patents across 16 patent families. For more information, visit: www.smartkem.com and follow us on LinkedIn and Twitter @SmartKemTRUFLEX

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the SmartKem’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on SmartKem Inc.’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS

RELEASE

undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact Details:

Nigel Prue, Chief Accounting Officer, SmartKem

n.prue@smartkem.com

Selena Kirkwood, Head of Communications, SmartKem

s.kirkwood@smartkem.com

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Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com